                             MATRIXX MARKETING INC.

                           PROFIT SHARING/401(k) PLAN



              (As amended and restated effective December 1, 1996)

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                             MATRIXX MARKETING INC.
                           PROFIT SHARING/401(k) PLAN

                                TABLE OF CONTENTS

                                                             Page


SECTION 1 - NAME AND PURPOSE OF PLAN . . . . . . . . . . . .   1
     1.1  Name . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Purpose. . . . . . . . . . . . . . . . . . . . . .   1
     1.3  Predecessor Plan . . . . . . . . . . . . . . . . .   1

SECTION 2 - GENERAL DEFINITIONS; GENDER AND NUMBER . . . . .   1
     2.1  General Definitions. . . . . . . . . . . . . . . .   1
     2.2  Gender and Number. . . . . . . . . . . . . . . . .   4

SECTION 3 - CREDITED SERVICE . . . . . . . . . . . . . . . .   4
     3.1  Eligibility Service. . . . . . . . . . . . . . . .   4
     3.2  Vesting Service. . . . . . . . . . . . . . . . . .   5
     3.3  Break in Service . . . . . . . . . . . . . . . . .   5
     3.4  Hours of Service . . . . . . . . . . . . . . . . .   5
     3.5  Service with Predecessor Employers . . . . . . . .   7

SECTION 4 - ELIGIBILITY AND PARTICIPATION. . . . . . . . . .   7
     4.1  Eligibility. . . . . . . . . . . . . . . . . . . .   7
     4.2  Participation. . . . . . . . . . . . . . . . . . .   7
     4.3  Reemployment . . . . . . . . . . . . . . . . . . .   7
     4.4  Merged Plans . . . . . . . . . . . . . . . . . . .   8

SECTION 5 - CONTRIBUTIONS. . . . . . . . . . . . . . . . . .   8
     5.1  Participant Contributions. . . . . . . . . . . . .   8
     5.2  Employer Contributions . . . . . . . . . . . . . .   9
     5.3  Eligible Participants. . . . . . . . . . . . . . .  10
     5.4  Rollover Contributions . . . . . . . . . . . . . .  10
     5.5  Mistake of Fact; Disallowance of Deduction . . . .  11
     5.6  Application of Forfeitures . . . . . . . . . . . .  11

                                 i

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                            TABLE OF CONTENTS
                                (continued)


                                                             Page

SECTION 6 - LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS . .  11
     6.1  Section 404 Limitations. . . . . . . . . . . . . .  11
     6.2  Section 401(k) Limitations . . . . . . . . . . . .  11
     6.3  Section 401(m) Limitations . . . . . . . . . . . .  12
     6.4  Section 401(m) Alternate Limitations . . . . . . .  13
     6.5  Maximum Annual Additions . . . . . . . . . . . . .  14
     6.6  Highly Compensated Employee. . . . . . . . . . . .  15
     6.7  Compensation . . . . . . . . . . . . . . . . . . .  16
     6.8  Section 402(g) Limitation. . . . . . . . . . . . .  17

SECTION 7 - ACCOUNTS . . . . . . . . . . . . . . . . . . . .  18
     7.1  Salary Deferral Accounts . . . . . . . . . . . . .  18
     7.2  Employer Contribution Accounts . . . . . . . . . .  18
     7.3  Voluntary Contribution Accounts. . . . . . . . . .  19
     7.4  Rollover Accounts. . . . . . . . . . . . . . . . .  19
     7.5  NICE Accounts. . . . . . . . . . . . . . . . . . .  19
     7.6  TMS Accounts . . . . . . . . . . . . . . . . . . .  20
     7.7  Ameritel Accounts. . . . . . . . . . . . . . . . .  20
     7.8  WATS Accounts. . . . . . . . . . . . . . . . . . .  20
     7.9  CBI Accounts . . . . . . . . . . . . . . . . . . .  21
     7.10 Voting Cincinnati Bell Shares. . . . . . . . . . .  21
     7.11 Valuations and Adjustments . . . . . . . . . . . .  21
     7.12 Consolidation of Plan Accounts . . . . . . . . . .  21

SECTION 8 - DISTRIBUTIONS. . . . . . . . . . . . . . . . . .  21
     8.1  General. . . . . . . . . . . . . . . . . . . . . .  21
     8.2  Normal Retirement. . . . . . . . . . . . . . . . .  22
     8.3  Disability Retirement. . . . . . . . . . . . . . .  22
     8.4  Death During Employment. . . . . . . . . . . . . .  22
     8.5  Vested Terminations. . . . . . . . . . . . . . . .  22
     8.6  Other Terminations . . . . . . . . . . . . . . . .  22
     8.7  Deferred Distributions . . . . . . . . . . . . . .  23
     8.8  Reemployment . . . . . . . . . . . . . . . . . . .  23
     8.9  Form of Distribution . . . . . . . . . . . . . . .  23
     8.10 Alternate Payees . . . . . . . . . . . . . . . . .  23
     8.11 TMS Accounts . . . . . . . . . . . . . . . . . . .  24
     8.12 WATS Accounts. . . . . . . . . . . . . . . . . . .  24

                                 ii

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                            TABLE OF CONTENTS
                                (continued)


                                                             Page

     8.13  CBI Accounts . . . . . . . . . . . . . . . . . . .  24
     8.14  Direct Rollovers . . . . . . . . . . . . . . . . .  24

SECTION 9 - WITHDRAWALS DURING EMPLOYMENT; LOANS. . . . . . .  25
     9.1   Withdrawals During Employment. . . . . . . . . . .  25
     9.2   Loans. . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 10 - TOP-HEAVY PROVISIONS . . . . . . . . . . . . . .  28
     10.1  General. . . . . . . . . . . . . . . . . . . . . .  28
     10.2  Definitions. . . . . . . . . . . . . . . . . . . .  28
     10.3  Minimum Contributions. . . . . . . . . . . . . . .  30
     10.4  Minimum Vesting. . . . . . . . . . . . . . . . . .  30

SECTION 11 - ADMINISTRATION OF THE PLAN . . . . . . . . . . .  31
     11.1  Appointment of Committee . . . . . . . . . . . . .  31
     11.2  Service of Process . . . . . . . . . . . . . . . .  32
     11.3  Compensation of Committee. . . . . . . . . . . . .  32
     11.4  Rules of Plan. . . . . . . . . . . . . . . . . . .  32
     11.5  Named Fiduciary. . . . . . . . . . . . . . . . . .  32
     11.6  Agents and Employees . . . . . . . . . . . . . . .  32
     11.7  Records. . . . . . . . . . . . . . . . . . . . . .  32
     11.8  Delegation of Authority. . . . . . . . . . . . . .  32
     11.9  Benefit Claims . . . . . . . . . . . . . . . . . .  32
     11.10 Eligibility. . . . . . . . . . . . . . . . . . . .  33
     11.11 Non-Discrimination . . . . . . . . . . . . . . . .  33
     11.12 Indemnification. . . . . . . . . . . . . . . . . .  33

SECTION 12 - MANAGEMENT OF ASSETS . . . . . . . . . . . . . .  33

SECTION 13 - AMENDMENT AND TERMINATION. . . . . . . . . . . .  33
     13.1  Amendment. . . . . . . . . . . . . . . . . . . . .  33
     13.2  Termination. . . . . . . . . . . . . . . . . . . .  34

SECTION 14 - MERGERS AND CONSOLIDATIONS . . . . . . . . . . .  34

SECTION 15 - NON-ALIENATION OF BENEFITS . . . . . . . . . . .  34

                            iii

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                            TABLE OF CONTENTS
                                (continued)


                                                             Page

SECTION 16 - MISCELLANEOUS . . . . . . . . . . . . . . . . .  35
     16.1 Delegation . . . . . . . . . . . . . . . . . . . .  35
     16.2 Plan Administrator and Sponsor . . . . . . . . . .  35
     16.3 Applicable Law . . . . . . . . . . . . . . . . . .  35
     16.4 Severability of Provisions . . . . . . . . . . . .  35
     16.5 Headings . . . . . . . . . . . . . . . . . . . . .  35
     16.6 Counterparts . . . . . . . . . . . . . . . . . . .  35

                         MATRIXX MARKETING INC.

                       PROFIT SHARING 401(k) PLAN


                               SECTION 1

                         NAME AND PURPOSE OF PLAN

     1.1 NAME. The plan set forth herein shall be known as the MATRIXX Marketing Inc. Profit Sharing/401(k) Plan (the "Plan").

     1.2 PURPOSE. The Plan is designated as a plan intended to qualify as a profit sharing plan under section 401(a) of the Internal Revenue Code of 1986 (the "Code").

     1.3 PREDECESSOR PLAN. The Plan is intended to amend, restate and supercede NICE Corporation Profit Sharing Plan effective January 1, 1991.

                                 SECTION 2

                  GENERAL DEFINITIONS; GENDER AND NUMBER

     2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

          2.1.1 "Affiliated Employer" means the Company, each corporation which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code as modified by section 415(h) of the Code) which includes the Company, each trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code as modified by section 415(h) of the Code) with the Company, each member of an affiliated service group (within the meaning of section 414(m) of the Code) which includes the Company and each other entity required to be aggregated with the Company under section 414(o) of the Code.

          2.1.2 "Ameritel Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.7.

          2.1.3 "Approved Absence" means an absence from active service with an Affiliated Employer by reason of a vacation or leave of absence approved by the Affiliated Employer, any absence from active service with an Affiliated Employer while employment rights with the Affiliated Employer are protected by law and any other absence from active service with an Affiliated Employer which does not constitute a termination of employment with the Affiliated Employer under rules adopted by the Affiliated Employer and applied in a uniform and nondiscriminatory manner.

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          2.1.4     "Beneficiary" means the person or entity designated by a
Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Beneficiary" shall be his surviving spouse, or, if none, his estate. Notwithstanding the foregoing, the "Beneficiary" of a married Participant shall be deemed to be his spouse unless (a) he has designated another person or entity as his beneficiary and his spouse has consented to such designation in a written consent which acknowledges the effect of such designation and is witnessed by a Plan representative or notary public or (b) his spouse cannot be located.

          2.1.5 "CBIS Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.9.

          2.1.6 "Cincinnati Bell Shares" means common shares of Cincinnati Bell Inc.

          2.1.7 "Committee" means the Committee appointed to administer the Plan in accordance with the provisions of Section 11.

          2.1.8 "Company" means MATRIXX Marketing Inc. During 1994, the term "Company" shall also include WATS Marketing of America, Inc. for purposes of Sections 2.1.8, 5, 6, 7, 8 and 10.

          2.1.9 "Covered Compensation" means, with respect to any Participant, for any computation period, the total salary, hourly wages, commissions and bonuses paid to him by the Company during the computation period for services rendered as a Covered Employee, plus the additional amount of such compensation that the Company would have paid to the Participant during the computation period for services rendered as a Covered Employee if the Participant had not entered into a cash or deferred arrangement described in section 401(k) of the Code or elected non-taxable benefits under a cafeteria plan described in section 125 of the Code, but excluding mileage reimbursements, tuition reimbursements, relocation reimbursements, income attributable to stock options and restricted stock grants, special incentives and other special extra compensation. For purposes of the Plan, a Participant's annual Covered Compensation shall not be deemed to exceed the maximum amount permitted under section 401(a)(17) of the Code.

          2.1.10 "Covered Employee" means an Employee who is employed by a Participating Entity; provided that the term "Covered Employee" shall not include (a) any person who is a "leased employee" within the meaning of section 414(n) of the Code, or, effective January 1, 1993, (b) any person who is a special project employee or, (c) effective January 1, 1994, for purposes of Section 5.1 only, any person who is eligible to participate in MATRIXX Marketing Inc. Executive Deferred Compensation Plan.

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         2.1.11     "Employee" means any person who is a common law employee
of an Affiliated Employer, including any such person who is absent from active service with an Affiliated Employer by reason of an Approved Absence.

         2.1.12 "Employer Contribution Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 7.2.

         2.1.13 "Entry Date" means January 1, 1991 and the first day of each calendar month after January 1, 1991.

         2.1.14 "ERISA" means the Employee Retirement Income Security Act of 1974.

         2.1.15 "NICE Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.5.

         2.1.16 "Normal Retirement Date" means the date on which a Participant attains age 65.

         2.1.17 "Participant" means a person who has become and who remains a Participant in the Plan in accordance with the provisions of
Section 4.

         2.1.18 "Participating Entity" means the Company and, effective January 1, 1994, WATS Marketing of America. The term "Participating Entity" shall not include MATRIXX Marketing International Inc. or any direct or indirect subsidiary of MATRIXX Marketing International Inc.

         2.1.19 "Plan Accounts" means, collectively, all outstanding Employer Contribution Accounts, Voluntary Contribution Accounts, Salary Deferral Accounts, Rollover Accounts, NICE Accounts, TMS Accounts, Ameritel Accounts, WATS Accounts and CBIS Accounts maintained for a Participant.

         2.1.20     "Plan Year" means the calendar year.

         2.1.21 "Rollover Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.4.

         2.1.22 "Salary Deferral Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.1.

         2.1.23 "TMS Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.6.

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         2.1.24     "Total Disability" means a physical or mental disability
which, in the opinion of a physician selected or first approved by the Committee, disables the Participant from performing his duties as an Employee and is expected to continue for one year or longer.

         2.1.25 "Trust" means the trust established in conjunction with the Plan.

         2.1.26 "Trustee" means the person or corporation serving as trustee of the Trust.

         2.1.27 "Valuation Date" means the last day of each Plan Year and such other dates as may be selected by the Committee for the valuation of the Trust assets.

         2.1.28 "Voluntary Contribution Account" means the bookkeeping account established for a Participant in accordance with the provisions of
Section 7.3.

         2.1.29 "WATS Account" means the bookkeeping account established for a Participant in accordance with the provisions of Section 7.8.

     2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form, as the context may require.

                                 SECTION 3

                             CREDITED SERVICE

     3.1 ELIGIBILITY SERVICE. Each Employee who has completed at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of Eligibility Service as of the last day of such 12-month period. Each Employee who fails to complete at least 1,000 Hours of Service during the 12-month period commencing on the day he first performs an Hour of Service for an Affiliated Employer shall be credited with one year of Eligibility Service as of the last day of the first Plan Year (commencing on or after the day he first performs an Hour of Service for an Affiliated Employer) during which he completes at least 1,000 Hours of Service.

     Notwithstanding the foregoing, if an Employee who does not have any nonforfeitable right under the Plan to an accrued benefit derived from Company contributions has a Break in Service of at least five years prior to August 1, 1996 and if the number of Plan Years during such Break in Service equals or exceeds the number of his years of Eligibility Service on the day preceding such Break in Service (excluding any years of Eligibility Service prior to such Break in Service not required to be taken into account by reason of a prior Break in Service), his years of Eligibility Service prior to such Break in Service shall be disregarded for purposes of determining his eligibility to become a Participant in the Plan.

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     3.2 VESTING SERVICE.  Each Employee shall be credited with one year of
Vesting Service for each Plan Year (ending on or after his 18th birthday) during which he completes at least 1,000 Hours of Service. Notwithstanding the foregoing, if an Employee who does not have any nonforfeitable right under the Plan to an accrued benefit derived from Company contributions has a Break in Service of at least five years prior to August 1, 1996 and if the number of Plan Years during such Break in Service equals or exceeds the number of his years of Vesting Service on the day preceding such Break in Service (excluding any years of Vesting Service prior to such Break in Service not required to be taken into account by reason of a prior Break in Service), his years of Vesting Service prior to such Break in Service shall be disregarded for purposes of the Plan.

     3.3 BREAK IN SERVICE. For purposes of the Plan, the term "Break in Service" means a period of one or more consecutive Plan Years during each of which an Employee fails to complete more than 500 Hours of Service.

     3.4 HOURS OF SERVICE. Subject to the rules contained in 29 CFR Section 2530.200b-2(b) and (c) (which are incorporated herein by reference), an Employee's "Hours of Service" shall be computed as follows:

         3.4.1 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer during the applicable computation period.

         3.4.2 One Hour of Service shall be credited for each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

                    (a) No more than 501 Hours of Service are required to be credited under this Section 3.4.2 to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

                    (b) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and

                    (c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

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For purposes of this Section 3.4.2, a payment shall be deemed to be made by or due from an Affiliated Employer regardless of whether such payment is made by or due from the Affiliated Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Affiliated Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         3.4.3 One Hour of Service shall be credited for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same hours of service shall not be credited both under Section 3.4.1 or Section 3.4.2, as the case may be, and under this Section 3.4.3. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Section 3.4.2 shall be subject to the limitations set forth in that Section.

         3.4.4 For purposes only of determining whether an Employee has incurred a Break in Service, if the Employee is absent from work for an Affiliated Employer (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (d) for purposes of caring for such a child for a period beginning immediately following such a birth or placement, and the Employee is not paid or entitled to be paid for such absence, the Employee will be credited with one Hour of Service for each hour which the Employee would normally have been scheduled for work but for such absence, or, if the Employee does not have a regular work schedule, with eight Hours of Service for each day of such absence. Notwithstanding the preceding sentence:

                    (i) No more than 501 Hours of Service will be credited under this Section 3.4.4 to an Employee on account of any single continuous period of such an absence;

                    (ii) Any Hours of Service which are to be credited to an Employee under this Section 3.4.4 by reason of a single continuous period of absence will be credited for the Plan Year in which such absence begins if the Employee would be prevented from incurring a Five Year Break in Service with respect to such Plan Year solely because of such crediting. Otherwise, such Hours of Service will be credited for the Plan Year next following the Plan Year in which such absence begins; and

                    (iii) No Hours of Service will be credited under this
Section 3.4.4 to an Employee unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the applicable absence from work is for reasons referred to in the first sentence of this Section 3.4.4 and the number of days for which there was such an absence. The same Hours of Service shall not be credited both under
Section 3.4.1, 3.4.2 or 3.4.3 above and under this Section 3.4.4.

     3.5 SERVICE WITH PREDECESSOR EMPLOYERS. For purposes of the Plan, service with NICE Corporation, Automated Phone Exchange Incorporated, Telephone Marketing Services, Inc., Ameritel Corporation, Waveland Associates, Inc., ADI Research, Inc. and WATS Marketing of America, Inc. shall be deemed to be service with the Company. In the case of an employee of Scherers Communications, Inc. who becomes an Employee of the Company on August 7, 1996, for purposes of the Plan, service with Scherers Communications, Inc. prior to August 7, 1996 shall be deemed to be service with the Company.

                                  SECTION 4

                        ELIGIBILITY AND PARTICIPATION

     4.1 ELIGIBILITY. The following persons shall be eligible to become Participants in the Plan:

         4.1.1 Each person who was a Participant in NICE Corporation Profit-Sharing Plan on December 31, 1990.

         4.1.2 Each person (a) who is a Covered Employee, (b) who has attained age 21 and (c) who has been credited with at least one year of Eligibility Service.

     4.2 PARTICIPATION. Each person who satisfies the eligibility requirements of Section 4.1.1 or 4.1.2 on January 1, 1991 shall automatically become a Participant in the Plan on January 1, 1991. Each person who does not satisfy the eligibility requirements of Section 4.1.1 or 4.1.2 shall automatically become a Participant in the Plan on the first Entry Date after January 1, 1991 on which he satisfies all of the Eligibility Requirements of
Section 4.1.2.  An Employee who satisfies the service and age requirements of
Section 4.1.2 on any Entry Date, but who is not a Covered Employee on such Entry Date, shall automatically become a Participant in the Plan on the first day after such Entry Date on which he is employed as a Covered Employee.
Each Participant shall remain a Participant so long as he remains an Employee and until his Plan Accounts have been fully distributed or forfeited.

     4.3 REEMPLOYMENT. If a former Participant returns to employment as a Covered Employee before he has a one year Break in Service, he shall be reinstated as a Participant as of the date on which he is reemployed as a Covered Employee. If a former Participant returns to employment as a Covered Employee after he has at least a one year Break in Service but prior to August 1, 1996: (a) he shall not be reinstated as a Participant unless he completes one year of Eligibility Service (determined as provided in Section 3.1) after the date on which he is reemployed; and (b) if he completes one year of Eligibility Service (determined as provided in Section 3.1) after the date on which he is reemployed, he shall be reinstated as a Participant, retroactively, as of the first day of the twelve consecutive month period used to complete such year of Eligibility Service. If a former Participant returns to employment as a Covered Employee on or after August 1, 1996, he shall be reinstated as a Participant as of the date on which he is reemployed as a Covered Employee.

     4.4 MERGED PLANS. Each person who was a participant in a Merged Plan immediately prior to the merger of the Merged Plan into this Plan shall automatically become a Participant in this Plan upon such merger. For purposes of this Section 4.4, "Merged Plan" means the Ameritel Employees' Savings and Accumulation Plan and Trust and the WATS Marketing of America, Inc. Incentive Savings Plan.

                                 SECTION 5

                               CONTRIBUTIONS

     5.1 PARTICIPANT CONTRIBUTIONS. Participant contributions shall be either pre-tax contributions or post-tax contributions. If a Participant elects pre-tax contributions, the Participant's Covered Compensation shall be reduced by the percentage elected, and the Company shall contribute an equivalent amount to the Trust on behalf of the Participant. If a Participant elects post-tax contributions, the percentage elected shall be deducted from the Participant's Covered Compensation and remitted to the Trust by the Company. It is intended that a Participant's pre-tax contributions shall be considered, for Federal income tax purposes, as a direct contribution of the Company and not includable in the Participant's wages subject to Federal income tax for the year the pre-tax contributions are made. It is also intended that a Participant's post-tax contributions shall not reduce the Participant's wages subject to Federal income tax for the year the post-tax contributions are made.

         In accordance with such rules as may be prescribed by the Committee, a Participant may authorize contributions from 1% to 10% of his Covered Compensation (from 1% to 15% of his Covered Compensation, effective January 1, 1997), may change his contribution percentage to another permissible percentage, may discontinue his contribution authorization, and may change the pre-tax or post-tax designation of his contributions. In the event of a change in a Participant's Covered Compensation, the contribution percentage currently in effect shall be applied as soon as practicable with respect to such changed Covered Compensation, without action by the Participant. Participant contributions under this Section 5.1 shall be paid to the Trust no less frequently than monthly. Participant contributions under this
Section 5.1 shall be made in cash.

     From and after January 1, 1997, only pre-tax contributions may be elected and no additional post-tax contributions will be accepted by the Trust (other than post-tax contributions attributable to Covered Compensation paid prior to January 1, 1997).

     5.2 EMPLOYER CONTRIBUTIONS.

         5.2.1 PRE-1994 CONTRIBUTIONS. For the Plan Year ending December 31, 1991, and for each subsequent Plan Year through December 31, 1993, the Company shall contribute to the Trust, subject to the limitations contained in Section 6: (a) if the Company's Net Operating Profit for a Plan Year is equal to or in excess of 100% of its Budgeted Net Operating Profit for the Plan Year, 3% of its Net Operating Profit for the Plan Year, (b) if the Company's Net Operating Profit for the Plan Year is at least 70% of its Budgeted Net Operating Profit for the Plan Year but less than 100% of its Budgeted Net Operating Profit for the Plan Year, the result obtained by multiplying 3% of its Net Operating Profit for the Plan Year times a fraction, the numerator of which is equal to its Net Operating Profit for the Plan Year and the denominator of which is equal to its Budgeted Net Operating Profit for the Plan Year, and (c) if the Company's Net Operating Profit for the Plan Year is less than 70% of its Budgeted Net Operating Profit for the Plan Year, zero. The Company's Budgeted Net Operating Profit and Net Operating Profit for any Plan Year shall be determined by the Company. The Company's contributions for a Plan Year shall be allocated among the Employer Contribution Accounts of the Eligible Participants who are entitled to share in such contributions in the proportion that each such Participant's Covered Compensation for the Plan Year bears to all such Participants' Covered Compensation for the Plan Year. The Company's contribution for any Plan Year under this Section 5.2.1 shall be paid to the Trust as soon as practicable after the end of such Plan Year. The Company's contributions under this
Section 5.2.1 shall be made in cash or Cincinnati Bell Shares.

         5.2.2 POST-1993 CONTRIBUTIONS. For the Plan Year ending December 31, 1994, and for each subsequent Plan Year, the Company shall contribute to the Trust such amount as the Company may determine, subject to the limitations contained in Section 6. The Company's contribution for a Plan Year under this Section 5.2.2 shall be allocated among the Employer Contributions Accounts of the Eligible Participants as follows: first, that portion of the Company's contribution not in excess of 2-1/2% of such Participants' Covered Compensation shall be allocated in proportion to their Covered Compensation; second, that portion of the remainder of the Company's contribution not in excess of 2-1/2% of such Participants' Excess Covered Compensation shall be allocated in proportion to their Excess Covered Compensation; and, third, the remainder of the Company's contribution shall be allocated in proportion to such Participants' Covered Compensation. For purposes of this Section 5.2.2, "Excess Covered Compensation" means, with respect to any Plan Year, that portion of a Participant's Covered Compensation in excess of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year. The Company's contribution for any Plan Year under this Section 5.2.2 shall be paid to the Trust as soon as practicable after the end of such Plan Year. The Company's contributions under this Section 5.2.2 shall be made in cash or Cincinnati Bell Shares.

         5.2.3 MATCHING CONTRIBUTIONS. For the Plan year ending December 31, 1994, and for each subsequent Plan Year, the Company shall contribute to the Trust, for allocation to the

Employer Contribution Account of each Participant, an amount equal to the lesser of (a) 25% of the pre-tax contributions made on behalf of the Participant under Section 5.1 for the Plan Year, or (b) 1-1/2% of such Participant's Covered Compensation for the Plan Year. Company contributions under this section 5.2.3 shall be paid to the Trust no less frequently than monthly. Company contributions under this Section 5.2.3 shall be made in cash or Cincinnati Bell Shares.

     Notwithstanding the foregoing, in the event of a distribution of the pre-tax contributions made on behalf of a Participant under Section 6.2, any Company contributions (and earnings thereon) under this Section 5.2.3 which are attributable to such distributed pre-tax contributions also shall be distributed to the Participant at the same time; provided, however, that if such Company contributions (and earnings thereon) would have been subject to forfeiture if the Participant had ceased to be an Employee, such contribution and earnings shall not be distributed but shall be forfeited.

     5.3 ELIGIBLE PARTICIPANTS. For purposes of this Section 5.2, the term "Eligible Participant" means, with respect to any Plan Year:

               (a) Each Participant who is an Employee on the last day of the Plan Year and who completed at least 1,000 Hours of Service during the Plan Year.

               (b) Each Participant who ceased to be an Employee during the Plan Year by reason of his retirement on or after his Normal Retirement Date, or, in the case of a Participant who has at least 15 years of service with one or more Affiliated Employers, on or after attaining age 55.

               (c) Each Participant who ceased to be an Employee during the Plan Year by reason of his Total Disability.

               (d) Each Participant who ceased to be an Employee during the Plan Year by reason of his death.

     5.4 ROLLOVER CONTRIBUTIONS. With the consent of the Committee, a Covered Employee may make a rollover contribution to the Trust as described in section 401(a)(5), 403(a)(4) or 408(d)(3) of the Code; provided that no Covered Employee may roll over any amounts which were previously deducted by him under section 219 of the Code. Any rollover contribution must be made in cash. A Covered Employee who makes a rollover contribution under this
Section 5.4 prior to becoming a Participant shall thereupon become a Participant, provided that such Participant may not authorize contributions under Section 5.1 or share in Company contributions under Section 5.2 prior to the date on which his participation otherwise would have commenced under
Section 4.2 For purposes of this Section 5.4 only, the term "Covered Employee" shall include persons who are eligible to participate in MATRIXX Marketing Inc. Executive Deferred Compensation Plan provided that they otherwise satisfy the definition of "Covered Employee" under Section 2.1.9.

     5.5 MISTAKE OF FACT; DISALLOWANCE OF DEDUCTION. Any contribution made by the Company by reason of a mistake of fact or conditioned on its deductibility under section 404 of the Code, to the extent disallowed, may be repaid to the Company, at the Company's election, provided that such repayment is made within one year after the mistaken payment of the contribution or within one year of the disallowance of the deduction. Earnings attributable to such contributions may not be paid to the Company, but any losses attributable thereto shall reduce the amount which may be repaid. All Company contributions shall be conditioned on their deductibility under section 404 of the Code.

     5.6 APPLICATION OF FORFEITURES. Any forfeitures arising under the Plan in any Plan Year shall be applied to make restorals called for under Section
8.6. Any forfeitures which cannot be so applied shall be allocated as additional Company contributions for such Plan year under Section 5.2. For 1991, any forfeitures which cannot be so applied shall be applied to reduce contributions otherwise required of the Company under the Plan. Effective January 1, 1992, any forfeitures which cannot be so applied shall be allocated as additional Company contributions for such Plan Year under
Section 5.2.1 or 5.2.2.

                                SECTION 6

              LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

     6.1 SECTION 404 LIMITATIONS. In no event shall the Company's total contributions to the Plan for any Plan Year under Sections 5.1 and 5.2 exceed 15% of the Compensation of those Participants who are entitled to share in the Company's contributions under such Sections for such Plan Year. If the Company's total contributions for any Plan Year could exceed the limitation described in the preceding sentence, the following adjustments shall be made in the following order so that such limitations are not exceeded: first, the amounts to be contributed under Section 5.1 shall be reduced proportionately; and, second, the amounts to be contributed under Section 5.2 shall be reduced proportionately.

     6.2 SECTION 401(k) LIMITATIONS. If for any Plan Year the Company's contributions under Section 5.1 on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section
6.2.1 and the limitation contained in Section 6.2.2, the contributions on behalf of such Participants (adjusted for earnings and losses) shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participants prior to the end of the following Plan Year. To determine the amount of corrective distributions required under this Section, contributions shall be adjusted to reflect any earnings or losses attributable thereto in the same manner used by the Plan to value Plan Accounts. The amount of excess contributions to be distributed under this Section with respect to a Participant for a Plan Year shall be reduced by any amounts previously distributed to the Participant for such Plan Year in accordance with Section 6.8. Distribution shall be made by reducing Individual

Deferral Percentages by increments of 1/10 of 1%, beginning with the highest Individual Deferral Percentage.

         6.2.1 The Average Deferral Percentage for those Participants who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Participants multiplied by 1.25.

         6.2.2 The excess of the Average Deferral Percentage for those Participants who are Highly Compensated Employees over the Average Deferral Percentage of all other Participants must not be more than 2 percentage points and the Actual Deferral Percentage for those Participants who are Highly Compensated Employees must not be more than the Average Deferral Percentage of all other Participants multiplied by 2.

Notwithstanding the foregoing, at the election of the Company, in lieu of making distributions to those Participants who are Highly Compensated Employees, the Company may make special contributions on behalf of those Participants who are not Highly Compensated Employees in an amount sufficient to satisfy the limitations of Section 6.2.1 or 6.2.2. Such special contributions shall be allocated among the Salary Deferral Accounts of those Participants who are entitled to share in the Company's contributions under
Section 5.1 for the Plan Year and who are not Highly Compensated Employees in the proportion that each such Participant's Compensation for the Plan Year bears to all such Participants' Compensation for the Plan Year and, for purposes of the Plan, they shall be treated as such Participants Contributions under Section 5.1. For purposes of this Section 6.2, (a) the "Average Deferral Percentage" for a specified group of Participants shall be the average of such Participants' Individual Deferral Percentages and (b) "Individual Deferral Percentage" means, with respect to any Participant for any Plan Year, the ratio of the pre-tax contributions paid to the Trust on behalf of a Participant under Section 5.1 to the Participant's Compensation for such Plan Year. For purposes of determining the Individual Deferral Percentage of a Participant who is a Highly Compensated Employee, this Plan and all other 401(k) plans maintained by any Affiliated Employer in which the Participant is eligible to participate shall be treated as a single plan. In the event this Plan must be combined with one or more plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a)(4) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the Code), then all cash or deferred arrangements that are included in such plans shall be treated as a single arrangement for purposes of section 401(k) of the Code.

     6.3 SECTION 401(m) LIMITATIONS. If for any Plan Year the sum of the post-tax contributions under Section 5.1 made by Participants who are Highly Compensated Employees plus the Company contributions paid to the Trust under
Section 5.2.3 on behalf of those Participants who are Highly Compensated Employees exceed both the limitation contained in Section 6.3.1 and the limitation contained in Section 6.3.2, such contributions (adjusted for earnings and losses) shall, to the extent necessary to insure that at least one of such limitations will not be exceeded, be distributed to such Participants prior to the end of the following Plan Year.

To determine the amount of corrective distributions required under this Section, contributions shall be adjusted to reflect any earnings or losses attributable thereto in the same manner used by the Plan to value Plan Accounts. Distribution shall be made by reducing Individual Contribution Percentages by increments of 1/10 of 1%, beginning with the highest Individual Contribution Percentage.

         6.3.1      The Average Contribution Percentage for those
Participants who are Highly Compensated Employees must be not more than the Average Contribution Percentage of all other Participants multiplied by 1.25.

         6.3.2 The excess of the Average Contribution Percentage for those Participants who are Highly Compensated Employees over the Average Contribution Percentage of all other Participants must not be more than 2 percentage points and the Average Contribution Percentage for those Participants who are Highly Compensated Employees must not be more than the Average Contribution Percentage of all other Participants multiplied by 2.

For purposes of this Section 6.3, (a) the "Average Contribution Percentage" for a specified group of Participants, grouped by Compensation, shall be the average of such Participant's Individual Contribution Percentages and (b) "Individual Contribution Percentage" means, with respect to any Participant for any Plan Year, the ratio of (i) the sum of the post-tax contributions made by the Participant under Section 5.1 plus the contributions paid to the Plan on behalf of the Participant under Section 5.2.3 to (ii) the Participant's Compensation for such Plan Year. The Average Contribution Percentage for any Highly Compensated employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in section 401(a) of the Code (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) maintained by any Affiliated Employer in addition to this Plan shall be determined as if all such contributions were made to this Plan. In the event that this Plan must be combined with one or more other plans (other than an employee stock ownership plan described in section 4975(e)(7) of the Code) in order to satisfy the requirements of section 401(a) or 410(b) of the Code (other than the average benefits test described in section 410(b)(2)(A)(ii) of the Code), all employee and matching contributions shall be treated as made under a single plan for purposes of section 401(m) of the Code. At the discretion of the Committee, pre-tax contributions made on behalf of Participants under Section 5.1 shall be deemed to be post-tax contributions under Section 5.1 for purposes of applying the limitations contained in this Section.

     6.4 SECTION 401(m) ALTERNATE LIMITATIONS. The alternate limitations set forth in this Section 6.4 shall apply if, for any Plan Year, the total pre-tax contributions under Section 5.1 on behalf of those Participants who are Highly Compensated Employees exceed the limitation contained in Section
6.2.1 and the sum of the post-tax contributions made by those Participants under Section

5.1 plus the contributions made on behalf of those Participants under Section
5.2.3 exceed the limitation contained in Section 6.3.1. If for any Plan Year the sum of the post-tax contributions made by those Participants who are Highly Compensated Employees under Section 5.1 plus the contributions under
Section 5.2.3 on behalf of such Participants exceeds both the limitation contained in Section 6.4.1 and the limitation contained in Section 6.4.2, to the extent necessary to insure that the sum of such limitations will not be exceeded, the post-tax contributions made by such Participant under Section
5.1 and the contributions made on behalf of such Participants under Section
5.2.3 (and earnings thereon) shall be distributed to such Participants prior to the end of the following Plan Year.

         6.4.1 The sum of (a) 125% of the lesser of (i) the Average Deferral Percentage of those Participants who are not Highly Compensated Employees or (ii) the Average Contribution Percentage of such Participants; plus (b) the lesser of (i) two percent plus the greater of the amounts determined under clause (a) of this Section 6.4.1 or (ii) 200% of the greater of the amounts determined under clause (a) of this Section 6.4.1.

         6.4.2 The sum of (a) 125% of the greater of (i) the Average Deferral Percentage of those Participants who are not Highly Compensated Employees or (ii) the Average Contribution Percentage of such Participants; plus (b) the lesser of (i) two percent plus the lesser of the amounts determined under clause (a) of this Section 6.4.2 or (ii) 200% of the lesser of the amounts determined under clause (a) of this Section 6.4.2.

For purposes of this Section 6.4, (a) the terms "Average Contribution Percentage", "Individual Contribution Percentage" and "Average Deferral Percentage" shall have the meanings set forth in Section 6.2 and 6.3. At the discretion of the Committee, contributions under Section 5.1 shall be deemed to be contributions under Section 5.3 for purposes of applying the limitations contained in this Section.

     6.5 MAXIMUM ANNUAL ADDITIONS. The total Annual Additions allocable to a Participant's Plan Accounts for any Plan Year shall be limited in accordance with the following provisions:

         6.5.1 Notwithstanding any other provision of the Plan to the contrary, in no event shall a Participant's Annual Additions for any Plan Year exceed the lesser of (a) $30,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue for Plan Years beginning on or after January 1, 1988) or (b) 25% of his Compensation for such Plan Year.

         6.5.2 If for any Plan Year, as a result of reasonable error in estimating a Participant's Compensation or other facts and circumstances approved by the Commissioner of Internal Revenue, a Participant's Annual Additions could exceed the limitations set forth in Section 6.5.1, the following adjustments shall be made in the following order to the extent necessary to insure such limitations will not be exceeded: first, the Participant's contributions for the Plan Year under Section 5.3 shall be repaid to him; second, the Company's contributions for the Plan Year on behalf of the Participant under Section 5.2 shall be allocated to a suspense account under Section 6.5.3; and third, the Company's contributions for the Plan Year on behalf of the Participant under Section 5.1 shall be allocated to a suspense account under Section 6.5.3.

         6.5.3 That portion of the Company's contributions for a Plan Year which is allocated to a suspense account under Section 6.5.2 shall be applied to reduce the contributions otherwise required of the Company in the first Plan Year in which they can be applied without exceeding the limitations of Section 6.5.1. The suspense account shall not share in the income, expenses, profits or losses of the Trust. The Company shall not contribute any amount to the Trust which results in additional amounts being credited to the suspense account. If the Plan is terminated, any amount credited to the suspense account which cannot be allocated to the Participants' Plan Accounts shall be paid to the Company.

         6.5.4 For purposes hereof, "Annual Additions" means, with respect to any Participant, the sum of all Company and Participant contributions (other than rollover contributions) and forfeitures allocated to his accounts for a Plan Year under this Plan and all other defined contribution plans maintained by any Affiliated Employer. If a Participant in this Plan is a participant in one or more other defined contribution plans, the limitations contained in this Section 6.5 shall be applied to reduce the annual additions with otherwise would have been credited to his accounts in this Plan and such other plans, beginning with the most current annual additions.

     6.6 HIGHLY COMPENSATED EMPLOYEE. For purposes of the Plan, "Highly Compensated Employee" means an Employee (a) who, during the Plan Year for which the determination is being made or the preceding Plan Year, was at any time a 5-percent owner (as defined in section 416(i)(1) of the Code) of any Affiliated Employer; or (b) who, during the Plan Year preceding the Plan Year for which the determination is being made, (i) received Compensation in excess of $75,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue) or (ii) received Compensation in excess of $50,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue) and was in the group consisting of the top 20% of the Employees ranked on the basis of Compensation or (iii) was at any time an officer of any Affiliated Employer and received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year; or (c) who, during the Plan Year for which the determination is being made, is within the group consisting of the 100 Employees paid the greatest Compensation for such Plan Year and (i) received Compensation in excess of $75,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue) or (ii) received Compensation in excess of $50,000 (or such larger amount as may be determined by the Commissioner of Internal Revenue) and was in the group consisting of the top 20% of the Employees ranked on the basis of Compensation or (iii) was at any time an officer of any Affiliated Employer and received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for such Plan Year. The dollar threshold for a particular Plan Year is based on the dollar threshold in effect for such Plan Year.

         6.6.1 For purposes of this Section 6.6 only, with respect to any Plan Year, (a) not more than 50 Employees (or, if less, the greater of 3 Employees or 10% of the Employees) shall be deemed to be officers and (b) if no officer received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code, the highest paid officer shall be deemed to have received Compensation greater than 50% of the amount in effect under section 415(b)(1)(A) during the Plan Year.

         6.6.2 For purposes of this Section 6.6 only, with respect to any Plan Year, if any individual is a member of the family of a 5-percent owner (as defined in section 416(i)(1)(A) of the Code) of an Affiliated Employer, or a member of the family of a Highly Compensated Employee in the group consisting of the 10 Highly Compensated Employees paid the greatest Compensation during the Plan Year, (a) such individual shall not be considered a separate Employee; (b) any Compensation paid to such individual shall be treated as if it were paid to the 5-percent owner or Highly Compensated Employee; and (c) any contribution made to the Plan by or on behalf of such individual shall be treated as if it were made to the Plan by or on behalf of the 5-percent owner or Highly Compensated Employee. For purposes of this Section 6.6.2, "member of the family" means, with respect to any Employee, such Employee's spouse, lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants.

         6.6.3 For purposes of determining the number of Employees within the group consisting of the top 20% of the Employees, the following
Employees may, in the discretion of the Committee, be excluded:   (a)
Employees who have not completed 6 months of service, (b) Employees who normally work less than 17-1/2 hours per week, (c) Employees who normally work during not more than 6 months during any year, (d) Employees who have not attained age 21, (e) Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and an Affiliated Employer, and (f) Employees who are nonresident aliens and who receive no earned income (within the meaning of section 911(d)(2) of the Code) from an Affiliated Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code).

         6.6.4 For purposes of this Section 6.6, a former Employee shall be deemed to be a Highly Compensated Employee with respect to a Plan Year if such former Employee separated from service (or was deemed to have separated) prior to the Plan Year, performed no services for an Affiliated Employer during the Plan Year and was a Highly Compensated Employee actively employed by an Affiliated Employer for either the Plan year in which he separated or any Plan Year ending on or after the Employee's 55th birthday.

     6.7 COMPENSATION. For purposes of this Section 6 "Compensation" means an Employee's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Affiliated Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following: (a) contributions by an Affiliated Employer to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or contributions by an Affiliated Employer under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which received special tax benefits.

         6.7.1 For purposes of Sections 6.1 and 6.5, an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year.

         6.7.2 For purposes of Sections 6.2, 6.3, 6.4 and 6.6, an Employee's Compensation for a Plan Year is the Compensation actually paid or includable in gross income during such Plan Year plus the Compensation which would have been paid or includable in gross income during such Plan Year but for sections 125, 402(a)(8) and 402(h)(1)(B) of the Code.

         6.7.3 For purposes of the Plan, (a) an Employee's "Compensation" for any Plan Year prior to 1994 shall not be deemed to exceed $200,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code and (b) an Employee's compensation for any Plan Year after 1993 shall not be deemed to exceed $150,000 or such greater amount as may be permitted for such Plan Year under section 401(a)(17) of the Code. In determining the compensation of a Participant for purposes of the foregoing limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal decedents of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such rules, either of the foregoing limitations is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this Section 6.7.3 prior to the application of the limitation. Prior to January 1, 1989, the provisions of this Section 6.7.3 shall apply only in Plan Years when the Plan is Top-Heavy.

         6.7.4 For purposes of applying the limitations contained in Sections 6.2, 6.3 and 6.4, an Employee's Compensation shall not include amounts paid prior to the date on which he first becomes a Participant.

     6.8 SECTION 402(g) LIMITATION. Notwithstanding any other provision of the Plan, in no event shall the amount of a Participant's Elective Deferrals during any Plan Year under this Plan and all other plans, contracts or arrangements maintained by any Affiliated Employer exceed the amount of the limitation in effect under Section 402(g)(1) of the Code for such Plan Year. If a Participant has Excess Deferrals for any Plan Year, and if the Participant so elects, the Excess Deferrals (plus any earnings and minus any losses allocable thereto) shall be distributed to the Participant from his Salary Deferral Account no later than April 15 following the Plan Year for which the Excess Deferrals were made. Any election under this Section 6.8 shall be in writing, shall be filed with the Committee no later than March 1 following the Plan Year for which the Excess Deferrals were made, shall specify the amount of the Excess Deferrals for the Plan Year and shall include the Participant's statement that if such Excess Deferrals are not distributed, the sum of the Excess Deferrals plus amounts deferred by the Participant for the Plan Year under sections 401(k), 408(k) and 403(b) of the Code will exceed the limits imposed by section 402(g) of the Code. For purposes of the Plan
(a) "Elective Deferrals" means the amounts deferred by the Participant for the Plan Year under sections 401(k), 408(k) and 403(b) of the Code, and (b) "Excess Deferrals" means that portion of a Participant's Elective Deferrals for a Plan Year in excess of the limits imposed by section 402(g) of the Code.

                                  SECTION 7

                                  ACCOUNTS

     7.1 SALARY DEFERRAL ACCOUNTS. A separate bookkeeping Salary Deferral Account shall be established and maintained for each Participant which shall reflect the Company contributions made on behalf of the Participant under
Section 5.1 and the investment thereof. The pre-tax contributions paid to the Trust on behalf of a Participant shall be allocated to the Participant's Salary Deferral Account as of the date received by the Trustee. Each Participant's Salary Deferral Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Salary Deferral Account shall be invested in such types of investments as may be permitted by the Committee.

     7.2 EMPLOYER CONTRIBUTION ACCOUNTS. A separate bookkeeping Employer Contribution Account shall be established and maintained for each Participant which shall reflect the Company contributions and forfeitures properly allocable to the Participant under Section 5.2 and the investment thereof. Amounts allocated to a Participant's Employer Contribution Account shall be invested in Cincinnati Bell Shares. Except as otherwise provided in Sections 8.2, 8.3, 8.4 and 8.5, at any relevant time prior to his Normal Retirement Date, the vested and forfeitable percentages of a Participant's Employer Contribution Account shall be determined as follows:

         7.2.1 The vested and nonforfeitable percentages of the Employer Contribution Account of a Participant who first became a Covered Employee prior to January 1, 1994 shall be determined from the following schedule, based upon his full years of Vesting Service:

                                                            Forfeitable
Vesting Service               Vested Percentage             Percentage
---------------               -----------------             ----------

Less than 3 years                    0%                        100%
3 but less than 4 years            33-1/3%                      66-2/3%
4 but less than 5 years            66-2/3%                      33-1/3%
5 or more years                   100%                            0%

          7.2.2 The vested percentage of the Employer Contribution Account of a Participant who was an employee of WATS Marketing of America, Inc. on December 31, 1993 shall be (a) 0%, in the case of a Participant who has been a Participant for less than two years and who has less than five years of Vesting Service, and (b) 100%, in the case of a Participant who has been a Participant for two years or who has at least five years of Vesting Service.

          7.2.3 The vested percentage of the Employer Contribution Account of a Participant who first became a Covered Employee after December 31, 1993 and who was not an employee of WATS Marketing of America, Inc. shall be (a) 0%, in the case of a Participant who has less than five years of Vesting Service, and (b) 100%, in the case of a Participant who has five or more years of Vesting Service.

     7.3 VOLUNTARY CONTRIBUTION ACCOUNTS. A separate bookkeeping Voluntary Contribution Account shall be established and maintained for each Participant who makes post-tax contributions under Section 5.1 which shall reflect such contributions and the investment thereof. Each Participant's post-tax voluntary contributions to the Trust shall be allocated to his Voluntary Contribution Account as of the date received by the Trustee. Each Participant's Voluntary Contribution Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Voluntary Contribution Account shall be invested in such types of investments as may be permitted by the Committee.

     7.4 ROLLOVER ACCOUNTS. A separate bookkeeping Rollover Account shall be established and maintained for each Participant who makes rollover contributions which shall reflect such contributions and the investment thereof. Each Participant's rollover contributions to the Trust shall be allocated to his Rollover Account as of the date received by the Trustee.
Each Participant's Rollover Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's Rollover Account shall be invested in such types of investments as may be permitted by the Committee.

     7.5 NICE ACCOUNTS. A separate bookkeeping NICE Account shall be established and maintained for each Participant who has an Account under Paragraph 8.2 of NICE Corporation Profit-Sharing Plan as of December 31, 1990 which shall reflect the amounts credited to the Participant's Account under Paragraph 8.2 of NICE Corporation Profit-Sharing Plan as of December 31, 1990 and the investment thereof. Except as otherwise provided in Sections 8.2, 8.3, 8.4 and 8.5, at any relevant time prior to his Normal Retirement Date, the vested and nonforfeitable percentages of a Participant's NICE Account shall be determined from the following schedule, based upon his full years of Vesting Service:

                                                            Forfeitable
Vesting Service               Vested Percentage             Percentage
---------------               -----------------             ----------

Less than 3 years                      0%                      100%
3 but less than 4 years           33-1/3%                       66-2/3%

4 but less than 5 years           66-2/3%                       33-1/3%
5 or more years                      100%                         0%

Notwithstanding the foregoing, in no event shall the vested percentage of a Participant's NICE Account be less than it would have been if the NICE Corporation Profit-Sharing Plan had continued in effect unamended after December 31, 1990. Amounts allocated to a Participant's NICE Account shall be invested in such types of investments as may be permitted by the Committee.

     7.6 TMS ACCOUNTS. A separate bookkeeping TMS Account shall be established and maintained for each Participant who has a TMS Account under
Article XXIA of NICE Corporation Profit-Sharing Plan as of December 31, 1990 which shall reflect the amounts credited to the Participant's Account under
Article XXIA of NICE Corporation Profit-Sharing Plan as of December 31, 1990 and the investment thereof. Each Participant's TMS Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's TMS Account shall be invested in such types of investments as may be permitted by the Committee.

     7.7 AMERITEL ACCOUNTS. A separate bookkeeping Ameritel Account shall be established and maintained for each Participant who was a participant in the Ameritel Employees' Savings and Accumulation Plan and Trust which shall reflect the amounts credited to the Participant's account under the Amended Employees' Saving and Accumulation Plan and Trust immediately prior to the merger of such Plan and Trust into this Plan and the investment thereof.
That portion of a Participant's Ameritel Account which is attributable to the Participant's salary reduction contributions or rollover contributions shall at all times be fully vested and nonforfeitable. Except as otherwise provided in Sections 8.2, 8.3, 8.4 and 8.5, at any relevant time prior to his Normal Retirement Date, the vested and forfeitable percentages of that portion of a Participant's Ameritel Account which is attributable to employer contributions (other than salary reduction contributions) shall be determined from the following schedule, based upon his full years of Vesting Service.

                                                               Forfeitable
Vesting Service                  Vested Percentage             Percentage
---------------                  -----------------             ----------

Less than 3 years                        0%                       100%
3 but less than 4 years             33-1/3%                        66-2/3%
4 but less than 5 years             66-2/3%                        33-1/3%
5 or more years                        100%                          0%

Amounts allocated to a Participant's Ameritel Account shall be invested in such types of investments as may be permitted by the Committee.

     7.8 WATS ACCOUNTS. A separate bookkeeping WATS Account shall be established and maintained for each Participant who was a participant in the WATS Marketing of America, Inc. Incentive Savings Plan (the "WATS Plan") which shall reflect the amounts credited to the

Participant's account under the WATS Plan immediately prior to the merger of the WATS Plan into this Plan and the investment thereof. Each Participant's WATS Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's WATS Account shall be invested in such types of investments as may be permitted by the Committee.

       7.9 CBIS ACCOUNTS. A separate bookkeeping CBIS Account shall be established and maintained for each Participant who was a participant in the CBIS Retirement and Savings Plan (the"CBIS Plan") and who elects to have his CBIS Plan accounts transferred to this Plan, which shall reflect all amounts transferred to this Plan from the CBIS Plan on behalf or the Participant and the investment thereof. Each Participant's CBIS Account shall at all times be fully vested and nonforfeitable. Amounts allocated to a Participant's CBIS Account shall be invested in such types of investments as may be permitted by the Committee.

     7.10 VOTING CINCINNATI BELL SHARES. Before each annual or special meeting of the shareholders of Cincinnati Bell Inc., the Trustee shall cause to be sent to each Participant a copy of the proxy solicitation material therefore, together with a form requesting confidential instructions to the Trustee on how to vote the number of Cincinnati Bell Shares credited to the Participant's Plan Accounts. Upon receipt of such instructions, the Trustee shall vote the Cincinnati Bell Shares as instructed. Instructions received by the Trustee from individual Participants shall be held in the strictest confidence and shall not be divulged or revealed to any person, including officers or employees of any Affiliated Employer. The Trustee shall vote any Cincinnati Bell Shares for which voting instructions have not been received in the proportions that it votes the Cincinnati Bell Shares for which voting instructions have been received.

     7.11 VALUATIONS AND ADJUSTMENTS. The Trustee shall value the Trust assets at their fair market value as of each Valuation Date. Based upon the results of such valuation, each outstanding Plan Account shall be adjusted to reflect the increase or decrease thereof, and any applicable contributions, withdrawals, distributions or forfeitures, since the preceding Valuation Date.

     7.12 CONSOLIDATION OF PLAN ACCOUNTS. Except to the extent necessary to accurately reflect the withdrawal, distribution and investment rights and vested status of a Participant's Plan Accounts, the Committee may consolidate two or more of a Participant's Plan Accounts or portions thereof.

                              SECTION 8

                             DISTRIBUTIONS

     8.1  GENERAL.  Except as otherwise provided in this Section 8 and
Section 9, no amount shall be distributed, withdrawn or forfeited with respect to a Participant's Plan Accounts while he remains an Employee.

     8.2 NORMAL RETIREMENT. If a Participant is employed as an Employee on or after his Normal Retirement Date, his Plan Accounts shall be fully vested and nonforfeitable. If a Participant ceases to be an Employee on or after his Normal Retirement Date for any reason other than his death, the Participant's Plan Accounts shall be distributed to him in one lump sum as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee. Notwithstanding the foregoing, the Plan Accounts of a Participant who remains in employment shall be distributed as of the last Valuation Date of the Plan Year in which he attains age 70-1/2 and any assets allocated to the Participant's Plan Accounts during any subsequent Plan Year shall be distributed as of the last Valuation Date of such subsequent Plan Year.

     8.3 DISABILITY RETIREMENT. A Participant's Plan Accounts shall be fully vested and nonforfeitable if he ceases to be an Employee prior to his Normal Retirement Date by reason of a Total Disability. Subject to Section 8.7, if a Participant ceases to be an Employee prior to his Normal Retirement Date by reason of a Total Disability, the Participant's Plan Accounts shall be distributed to him in one lump sum as of the Valuation Date coinciding with or next following the date on which the Participant ceases to be an Employee.

     8.4 DEATH DURING EMPLOYMENT. A Participant's Plan Accounts shall be fully vested and nonforfeitable if he dies while an Employee. If a Participant ceases to be an Employee by reason of his death, the Participant's Plan Accounts shall be distributed to his Beneficiary in one lump sum as of the Valuation Date coinciding with or next following the date on which the Participant's death occurs.

     8.5 VESTED TERMINATIONS. The Plan Accounts of a Participant who has five or more years of Vesting Service shall be fully vested and nonforfeitable. Subject to Section 8.7, if a Participant who has five or more years of Vesting Service ceases to be an Employee prior to his Normal Retirement Date for any reason other than his death or Total Disability, the Participant's Plan Accounts shall be distributed to him in one lump sum as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee.

     8.6 OTHER TERMINATIONS. Subject to Section 8.7, if a Participant who has less than five years of Vesting Service ceases to be an Employee for any reason other than his death or Total Disability, the vested portion of his Plan Accounts shall be distributed to him in one lump sum, and the forfeitable portions of his Plan Accounts shall be forfeited, as of the Valuation Date coinciding with or next following the date on which he ceases to be an Employee.

          8.6.1 If distribution of the vested portion of the Participant's Plan Accounts is deferred under Section 8.7, the forfeitable portions of his Plan Accounts shall not be forfeited until the earlier of (1) the date on which the vested portion of his Plan Accounts is distributed and
(b) the date on which he incurs a five year Break in Service (from the date on which he ceased to be an Employee).

          8.6.2 If the vested portion of the Participant's Plan Accounts is in excess of $3,500, the amount forfeited with respect to his Plan Accounts shall be restored if the Participant is reemployed as a Covered Employee prior to incurring a Five Year Break in Service (from the date on which he ceased to be an Employee) and if he repays to the Trust the amounts previously distributed to him from his Plan Accounts, provided that such repayment must be made before the Participant incurs a five year Break in Service (from the date on which such forfeiture occurred).

          8.6.3 Restorals under this Section 8.6 shall be made first from any forfeitures arising in the Plan Year in which the restoral is made and second from additional Company contributions. Amounts repaid or restored with respect to any type of Plan Account shall be credited to the same type of Plan Account in the name of the Participant.

     8.7  DEFERRED DISTRIBUTIONS.   Notwithstanding any other provision
hereof to the contrary, if the value of the vested portion of a Participant's Plan Accounts is in excess of $3,500, distribution of such vested portion shall not be made before the Participant attains age 65 without the Participant's written consent. If the Participant dies after ceasing to be an Employee but prior to the date on which the vested portion of his Plan Accounts has been distributed, the vested portion of his Plan Accounts shall be distributed to his Beneficiary in one lump sum as of the Valuation Date coinciding with or next following the date on which the Participant's death occurs.

     8.8 REEMPLOYMENT. If a Participant who ceased to be an Employee is reemployed as an Employee prior to the date as of which his Plan Accounts are to be distributed or forfeited, his Plan Accounts shall not be distributed or forfeited by reason of such cessation of employment.

     8.9 FORM OF DISTRIBUTION. Distributions from any Plan Account shall be in cash; provided that distributions with respect to Cincinnati Bell shares credited to a Participant's Plan Accounts shall be in Cincinnati Bell Shares or cash, as the recipient may elect.

     8.10 ALTERNATE PAYEES. In the case of a person who is determined by the Committee to be an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to the vested portion of one or more of a Participant's Plan Accounts, unless the qualified domestic relations order applicable to the Participant's Plan Accounts otherwise provides, the alternate payee may elect, with respect to the alternate payee's interest in the vested portion of the Participant's Plan Accounts, to have such interest distributed to the alternate payee in one lump sum as soon as practical after the alternate payee is determined to be an alternate payee. Any election under the preceding sentence must be made within 90 days after the date on which the alternate payee is determined to be an alternate payee. Notwithstanding the foregoing, if the value of the alternate payee's interest in the Participant's Plan Accounts is not in excess of $3,500, the vested portion of such interest shall be distributed to the alternate payee as soon as practicable after the alternate payee is determined to be an alternate payee.

     8.11 TMS ACCOUNTS.  Except as otherwise provided in this Section 8.11,
(a) a married Participant may elect to have any distribution from a TMS Account made through the purchase and distribution of a joint and survivor annuity contract providing monthly payments to the Participant for his life and, if his spouse is then living, continuing for her life at 50% of the monthly amount payable during their joint lives, and (b) an unmarried Participant or surviving spouse of a deceased Participant may elect to have any distribution from a TMS Account made through the purchase and distribution of an annuity providing monthly payouts to the distributee for life. Any election under the preceding sentence (and any revocation thereof) must be made in writing, on forms furnished and in the manner prescribed by the Committee and filed with the Committee within the 90-day period ending on the date on which distribution is made. Within not more than 90 days or less than 30 days before distribution of a Participant's benefit is made, the Participant shall receive a written explanation of (i) the terms and conditions of the annuities provided under this Section, (ii) his right to elect a lump-sum payment and the effect of that election, (iii) the requirement that his spouse consent to such election and (iv) his right to revoke such election. Notwithstanding the foregoing, if the value of the vested portion of a Participant's Plan Accounts is not in excess of $3,500, distribution thereof shall be made in one lump-sum payment.

     8.12 WATS ACCOUNTS. If a Participant who has a WATS Account ceases to be an Employee by reason of his Retirement or Disability (within the meaning of those terms as defined in Paragraph 6.3 of the WATS Marketing of America, Inc. Incentive Savings Plan), he may elect to have his Plan Accounts distributed in monthly or annual installments over a period not in excess of 20 years (or, if less, the longest period permitted under section 401(a)(9) of the Code). Provided, however, that if the Participant dies before the entire balance in his Plan Accounts has been distributed, the remaining balance shall be distributed to his Beneficiary in accordance with the provisions of Section 8.7.

     8.13 CBIS ACCOUNTS. In the case of a Participant who has a CBIS Account, any distribution with respect to that CBIS Account shall remain subject to the provisions of Sections 8.11 through 8.15 of the CBIS Plan which would have applied if the Participant had not elected to transfer his CBIS Plan accounts to this Plan and if the CBIS Plan, as in effect on July 1, 1996 had continued in effect unamended.

     8.14 DIRECT ROLLOVERS. Effective January 1, 1993, any Participant or Beneficiary who is entitled to receive a distribution from the Plan in the form of an eligible rollover distribution may elect to have part or all of such distribution paid directly to an eligible retirement plan. Any election under this Section 8.14 shall be made on forms furnished and in the manner prescribed by the Committee. Notwithstanding the foregoing, the minimum amount which a Participant or Beneficiary may elect to have paid to an eligible retirement plan is (a) $200.00, if the entire eligible rollover distribution is being paid to the eligible retirement plan or (b) $500.00, if less than the entire eligible rollover distribution is being paid to the eligible retirement plan. For purposes of this Section 8.14, "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). For purposes of this
Section 8.14, "eligible retirement plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     8.15 MISSING PARTICIPANTS. Effective September 1, 1995, if a Participant or Beneficiary who is entitled to receive a distribution under the Plan cannot be located within six months after such investigation as the Committee deems appropriate, the amount otherwise distributable to such Participant or Beneficiary shall thereupon be forfeited; provided that if such Participant or Beneficiary thereafter makes a claim for the amount forfeited hereunder, the amount so forfeited (unadjusted for any gains or losses occurring subsequent to the date of the forfeiture) shall be restored to the Trust through additional Company contributions and paid to the Participant or Beneficiary.

                                 SECTION 9

                     WITHDRAWALS DURING EMPLOYMENT; LOANS

     9.1 WITHDRAWALS DURING EMPLOYMENT. Subject to such uniform and nondiscriminatory rules as the Committee may prescribe, a Participant may elect to withdraw in cash from his Salary Deferral Account, Voluntary Contribution Account, TMS Account, Ameritel Account, WATS Account, or CBIS Account, any amount attributable to post-tax voluntary contributions or pre-tax salary deferral contributions he designates which is not less than $100 (unless the entire balance in such Plan Account is being withdrawn); provided, however, that if the Participant has not attained age 59 1/2 (a) he may not elect to withdraw amounts attributable to pre-tax salary deferral contributions unless he demonstrates to the satisfaction of the Committee that such withdrawal is necessary to alleviate a Hardship, (b) he may not elect to withdraw from amounts attributable to pre-tax salary deferral contributions, more than the amount needed to alleviate the Hardship, and (c) he may not elect to withdraw, from amounts attributable to pre-tax salary deferral contributions, an amount in excess of the Participant's salary deferral contributions to such Plan Accounts through the Valuation Date as of which the withdrawal is being made (less the amount any prior withdrawals) and; provided, further, that a Participant who has attained age 59 1/2 also may elect to withdraw from his WATS Account or CBIS Account any amount attributable to matching contributions or rollover contributions and a Participant whose CBIS Account includes amounts attributable to a Retirement Savings Plan Account or Saving and Security Plan Account under the CBIS Plan may withdraw any portion of such amounts attributable to participating company contributions for years other than the Plan Year in which the withdrawal is being made and the two preceding Plan Years, and any withdrawal from a CBIS Account shall be subject to the provisions of Sections 8.11 through 8.15 of the CBIS Plan which would have applied if the Participant had not elected to transfer his CBIS Plan accounts to his Plan and if the CBIS Plan, as in effect on July 1, 1996 had continued in effect unamended. For purposes hereof, "Hardship" means an immediate and heavy financial need of the Participant or his dependents because of sickness, disability, or other financial emergency, but only to the extent consistent with section 401(k) of the Code and any regulations issued by the Secretary of the Treasury thereunder. The determination of whether a Participant has incurred a "Hardship" shall be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify merely because it was reasonably foreseeable or voluntarily incurred.
 A distribution for any of the following needs shall be deemed to be made on account of Hardship: (a) medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse or any dependent of the Participant (as defined in section 152 of the Code) or amounts necessary for those persons to obtain medical care described in Section 213(d) of the Code, (b) purchase (excluding mortgage payments) of a principal residence of the Participant, (c) payment of tuition and related educational fees for the next twelve months post-secondary education for the Participant, his or her spouse, children or dependents, (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence or (e) such other circumstances as may be set forth in rules adopted in writing by the Committee, which rules are incorporated herein by reference. In the event of a withdrawal of amounts attributable to pre-tax salary deferral contributions under this Section 9.1, the Participant's elective contributions and employee contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d)(2)) to the Plan and all other plans maintained by any Affiliated Employer shall be suspended for 12 months after the withdrawal and the Participant's elective contributions (within the meaning of Treas. Reg. Section 1.401(k)-1(d)(2)) to this Plan and all other plans maintained by any Affiliated Employer for the calendar year immediately following the calendar year in which the withdrawal occurs may not exceed the applicable limit under section 402(g) of the Code for the calendar year immediately following the calendar year in which the withdrawal occurs less the amount of such elective contributions for the calendar year in which the withdrawal occurs.

     9.2 LOANS. Subject to the provisions of this Section 9.2 and to such other uniform and nondiscriminatory rules as may be adopted by the Committee (which rules are incorporated herein by reference), a Participant who is an Employee may, with the consent of the Committee, borrow from his Salary Deferral Account, Voluntary Contribution Account, Rollover Account, TMS Account, WATS Account or CBIS Account or from that portion of his Ameritel Account which is attributable to pre-tax salary deferral contributions.

          9.2.1 The minimum amount a Participant may borrow is $500 ($200 in the case of a TMS Account). The maximum amount a Participant may borrow is the lesser of: (a) 50% of the value of the vested (nonforfeitable) portion of the Participant's Plan Accounts or (b) $50,000 reduced by the highest outstanding balance of loans from the Participant's Plan Accounts (and from any other qualified plan maintained by an Affiliated Employer) during the one year period ending on the day before the date the loan is made.

          9.2.2 No Participant may have more than two loans outstanding at any time. No Participant may borrow from his Plan Accounts more than twice in any Plan Year.

          9.2.3 Each loan shall bear a reasonable rate of interest (as determined by the Committee) and shall be secured by the loaned portion of the Participant's Plan Accounts. The minimum term of any loan shall be six months and the maximum term of any loan shall be sixty months (30 years in the case of a TMS Account where the loan is used to acquire the Participant's principal residence). (For the purpose of this Section 9.2.3, the term of the loan will commence with the first day of the month in which the loan proceeds are paid to the Participant.) Substantially equal amortization of the loan (with payments not less frequently than monthly) shall be required.

          9.2.4 Any amounts borrowed from a Plan Account shall be deemed to be made pro rata from the various types of investments (other than loans) of the Plan Account.

          9.2.5 Loan principal and interest payments must be made through payroll deductions, beginning with the first paycheck of the month following the month in which the loan proceeds are paid to the Participant; provided that the Participant may prepay the entire outstanding balance on a loan at any time after six months. Loan principal and interest payments shall be credited to the Plan Account from which the loan was made. To the extent that the Participant directs the investment of the Plan Account from which the loan was made, loan payments to such Plan Account shall be invested according to the Participant's investment direction in effect at the time of payment.

          9.2.6 If the Participant ceases to be an Employee for any reason (including death), the remaining balance on each outstanding loan shall become immediately due and payable and shall be satisfied through a distribution from the Participant's Plan Accounts under Section 8. If the Participant's pay is insufficient to cover the loan payments due for a period of three months or if the Participant's payroll deductions for loan payments are reduced or suspended for any reason, the remaining balance on each outstanding loan shall become immediately due and payable and shall be satisfied through a withdrawal from the Participant's Plan Accounts under
Section 9.1.

          9.2.7 The Committee, in its discretion, may establish such loan fees and prescribe such additional terms and conditions for loans as it deems necessary or appropriate.

                                SECTION 10

                          TOP-HEAVY PROVISIONS

     10.1 GENERAL. If the Plan is or becomes Top-Heavy in any Plan Year, the provisions of this Section 10 will supercede any conflicting provisions in the Plan.

     10.2 DEFINITIONS. For purposes of this Section 10, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

          10.2.1 "Key Employee" means any Employee or former Employee (and the beneficiaries of any such Employee) who at any time during the Determination Period was an officer of an Affiliated Employer if such individual's annual compensation exceeds 50% of the dollar limitation under section 415(b)(1)(A) of the Code, an owner (or considered an owner under section 318 of the Code) of one of the ten largest interests in an Affiliated Employer if such individual's compensation exceeds 100% of the dollar limitation under section 415(c)(1)(A) of the Code, a 5-percent owner of an Affiliated Employer or a 1-percent owner of an Affiliated Employer who has an annual compensation of more than $150,000. The "Determination Period" is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the regulations thereunder. For purposes of this Section 10.2.1, compensation from all Affiliated Employers shall be aggregated.

          10.2.2 For any Plan Year, this Plan is "Top-Heavy" if any of the following conditions exists:

                    (a) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

                    (b) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%, or

                    (c) If this Plan is a part of a Required Aggregation Group and a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          10.2.3 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balances distributed in the 5-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Determination Date(s)), determined in accordance with section 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy Ratio are adjusted to reflect any contributions not actually made as of the Determination Date, but which are required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

          10.2.4 If an Affiliated Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and an Affiliated Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregate defined contribution plan or plans for all Key Employees, determined in accordance with 10.2.3 above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with 10.2.3 above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the 5-year period ending on the Determination Date.

          10.2.5 For purposes of Sections 10.2.3 and 10.2.4, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not performed any services for any Affiliated Employer at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with section 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Distributions made from a terminated plan during the 5-year period ending on the Determination Date shall be taken into account for purposes of Sections 10.2.3 and 10.2.4 if the terminated plan would have been required to be included in an Aggregation Group if it had not been terminated.

          10.2.6 "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of any Affiliated Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

          10.2.7 "Required Aggregation Group" means (1) each qualified plan of any Affiliated Employer in which at least one Key Employee participates, and (2) any other qualified plan of an Affiliated Employer which enables a plan described in (1) to meet the requirements of section 401(a)(4) or 410 of the Code.

          10.2.8 "Determination Date" means (1) for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and (2) for the first Plan Year of the Plan, the last day of that year.

          10.2.9    "Valuation Date" means the last business day of each Plan
Year.

          10.2.10 For purposes of establishing "Present Value" to compute the Top-Heavy Ratio, any benefit shall be discounted only for mortality and interest based on the following: (1) Interest Rate, 6%; (2) Mortality table, the Unisex Pension Table for 1984.

     10.3 MINIMUM CONTRIBUTIONS. Notwithstanding any other provision in this Plan except 10.3.2 below, for any Plan Year in which this Plan is Top-Heavy, the Company contributions (other than Salary Deferral Contributions) and forfeitures allocated on behalf of any Participant who is not a Key Employee but who is an Employee on the last day of such Plan Year shall not be less than the lesser of 3% of such Participant's compensation as an Employee, or in the case where the Company has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Participating Employer contributions (including Salary Deferral Contributions) and forfeitures, as a percentage of the first $200,000 (or such greater amount as may be permitted under section 401(a)(17) of the Code) of the Key Employee's compensation, allocated on behalf of any Key Employee for that Year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

          10.3.1 For purposes of computing the minimum allocation, "compensation" means Compensation within the meaning of that term as used in
Section 6.5.

          10.3.2 For purposes of computing the minimum allocation, Affiliated Employer contributions and forfeitures allocated under any other defined contribution plan of an Affiliated Employer, in which any Key Employee participates or which enables another defined contribution plan (in which a Key Employee participates) to meet the requirements of section 401(a)(4) or 410 of the Code, shall be considered contributions and forfeitures allocated under this Plan. In the case of any non-Key Employee Participant who is also a participant in any defined benefit plan of an Affiliated Employer which designates this Plan to satisfy section 401 of the Code, the foregoing provisions of this Section 10.3 shall be applied, but with 7-1/2% substituted for 3%.

          10.3.3 The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be suspended or forfeited under sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

     10.4 MINIMUM VESTING. Commencing on the first day of the first Plan Year in which the Plan becomes Top-Heavy, with respect to any Participant who performs at least one Hour of Service on or after such date, the following vesting schedule shall apply in lieu of the vesting schedule set forth in
Section 7.2:

                                                            Forfeitable
     Vesting Service          Vested Percentage             Percentage
     ---------------          -----------------             ----------

     Less than 3 years                    0%                   100%
     3 or more years                    100%                     0%


                                   SECTION 11

                           ADMINISTRATION OF THE PLAN

     11.1 APPOINTMENT OF COMMITTEE. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Committee of such number of members as may be fixed by the Company who shall be appointed from time to time by and serve at the pleasure of the Company Any person who is appointed as a member of the Committee shall signify his acceptance by filing a written acceptance with the Company A member of the Committee may resign by delivering his written resignation to the Company and such resignation shall become effective upon the date specified therein or the date of receipt, whichever is later.

     11.2 SERVICE OF PROCESS. Unless another person has been appointed by the Company to serve as agent for receipt of legal process with respect to the Plan, the Committee shall be the agent for receipt of legal process with respect to the Plan.

     11.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

     11.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

     11.5 NAMED FIDUCIARY. The Committee shall be a named fiduciary of the Plan with respect to all matters entrusted to it under the terms of the Plan and the Trust. The Committee shall determine the financial needs of the Plan, from time to time, in light of the objectives of the

Plan and the requirements of ERISA and shall communicate such information to each Employer and the Trustees.

     11.6 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Affiliated Employer or the Trustee), auditors (including auditors of any Affiliated Employer or the Trustee), physicians, clerical help and actuaries as in its judgment may seem reasonable or necessary for the proper administration of the Plan, and the Committee may certify to the Trustee the expenses chargeable to the Trust for such services.

     11.7 RECORDS. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep, in convenient form, such data as may be necessary for valuation of the assets and liabilities of the Plan. The Committee shall prepare and submit annually to the Company a report showing in reasonable detail the assets and liabilities of the Plan, and giving a brief account of the operation of the Plan for each Plan Year.

     11.8 DELEGATION OF AUTHORITY. The Committee may, by resolution, delegate to any person or persons any or all of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee.

     11.9 BENEFIT CLAIMS. In the event that the Committee denies, in whole or in part, any claim for benefits under the Plan, the Committee shall promptly notify the claimant in writing of such denial, setting forth the specific reasons for such denial, and afford the claimant a reasonable opportunity for a full and fair review of his claim. The Committee shall establish rules and procedures for reviewing claims which are consistent with this Section and with any regulations issued by the Secretary of Labor under section 503 of ERISA, as such section now exists or is hereafter amended or renumbered.

     11.10 ELIGIBILITY. The members of the Committee shall not be precluded from becoming Participants in the Plan if they are otherwise eligible.

     11.11 NON-DISCRIMINATION. All determinations required of any Affiliated Employer and the Committee hereunder shall be made in accordance with the provisions hereof and in accordance with other standards and policies adopted by the Affiliated Employer or the Committee, which standards and policies shall be consistently observed and applied in a nondiscriminatory manner to all Employees similarly situated.

     11.12 INDEMNIFICATION. The Company shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the member's own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

                                SECTION 12

                           MANAGEMENT OF ASSETS

     All assets of the Plan shall be held in the Trust for the exclusive benefit of the Participants and their Beneficiaries. Except as to the costs and expenses of the Plan and Trust not otherwise provided for and except as otherwise provided herein, in no event shall it be possible for any of the assets of the Plan to be used for, or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No person shall have any interest in or right to any part of the assets of the Plan, except as and to the extent provided in the Plan and the Trust.

                                 SECTION 13

                         AMENDMENT AND TERMINATION

     13.1 AMENDMENT. The Company reserves the right to amend the Plan either retroactively or prospectively, conditionally or absolutely; provided that the Company shall have no right to amend the Plan in such manner as would cause or permit any part of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries; provided, further, that no amendment may be adopted changing any vesting schedule unless the nonforfeitable percentage of each Participant's Plan Accounts (determined as of the later of the date such amendment is adopted or the date such amendment becomes effective) is equal to or greater than such nonforfeitable percentage computed without regard to such amendment. If an amendment is adopted which changes any vesting schedule under the Plan, each Participant who has been credited with three years of service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which such election may be made shall begin on the date the amendment is adopted and shall end on the latest of: (a) the 60th day after the day the amendment is adopted; (b) the 60th day after the day the amendment becomes effective; or (c) the 60th day after the day the Participant is issued written notice of the amendment. No amendment shall eliminate an optional form of distribution. The case of an amendment required to maintain the qualified status of the Plan or which does not materially increase the cost of the Plan, the Committee may exercise the powers reserved to the Company under this Section 13.1.

     13.2 TERMINATION. The Company reserves the right to terminate the Plan, in whole or in part, either retroactively or prospectively, conditionally or absolutely. In the event of the termination or partial termination of the Plan or the permanent discontinuance of Company contributions to the Plan, the Plan Accounts of all affected Participants shall be fully vested and nonforfeitable. To the extent permitted by law, if the Plan is terminated, each Participant's Plan Accounts shall be distributed to him or his Beneficiary, as the case may be, as soon as practicable thereafter.

                                 SECTION 14

                        MERGERS AND CONSOLIDATIONS

     Notwithstanding any other provision hereof to the contrary, in no event shall the Plan be merged or consolidated with any other plan, nor shall any of the assets or liabilities of the Plan be transferred to any other plan, unless each Participant and Beneficiary would (if the transferee or surviving plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                SECTION 15

                       NON-ALIENATION OF BENEFITS

     No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

                                 SECTION 16

                                MISCELLANEOUS

     16.1 DELEGATION. Any matter or thing to be done by any Affiliated Employer shall be done by its Board of Directors, except that, from time to time, the Board by resolution may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Board.

     16.2 PLAN ADMINISTRATOR AND SPONSOR. The Company shall be the "Plan Administrator" and "Sponsor" of the Plan within the meaning of those terms as used in ERISA.

     16.3 APPLICABLE LAW. The Plan shall be governed by the laws of the State of Ohio and applicable federal law.

     16.4 SEVERABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

     16.5 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

     16.6 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.

     IN WITNESS WHEREOF, MATRIXX Marketing Inc. has caused its name to be subscribed on October 14, 1996.

                                   MATRIXX MARKETING INC.

                                   By /s/ David F. Dougherty
                                     -------------------------